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                                 Exhibit 11

                Statement Re: Computation of Earnings Per Share



UNITED BANKSHARES, INC. AND SUBSIDIARIES
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


                                                    For the Quarter Ended

                                                           March 31
                                                    ------------------------
                                                       1996         1995
                                                    -----------   ----------

PRIMARY:
- --------

Average Number of Common Shares                      12,007,548   11,809,055
Average Number of Common Share Equivalents               71,524       73,360
                                                    -----------  -----------
Average Shares and Share Equivalents Outstanding     12,079,072   11,882,415
                                                    ===========  ===========



Net Income                                          $ 7,504,000  $ 6,897,000
Preferred Dividends
                                                    -----------  -----------
Available to Common Shares                          $ 7,504,000  $ 6,897,000
                                                    ===========  ===========

Earnings Per Common Share:                          $      0.62  $      0.58
                                                    ===========  ===========



FULLY DILUTED:
- --------------

Average Number of Common Shares                      12,007,548   11,809,055
Average Number of Common Share Equivalents               71,524       85,929
                                                    -----------  -----------
Average Shares and Share Equivalents Outstanding     12,079,072   11,894,984
                                                    ===========  ===========


Net Income                                          $ 7,504,000  $ 6,897,000
Preferred Dividends
                                                    -----------  -----------
Available to Common Shares                          $ 7,504,000  $ 6,897,000
                                                    ===========  ===========

Earnings Per Common Share                           $      0.62  $      0.58
                                                    ===========  ===========

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